Exhibit 10.3

AMENDMENT NO. 3
TO
UNSECURED PROMISSORY NOTE

This instrument is Amendment No. 3 (this “Amendment”), dated as of September 24, 2014, to the Unsecured Promissory Note dated as of September 17, 2010 (the “Promissory Note”) issued by American Power Group, Inc. (formerly GreenMan Technologies, Inc.) (the “Company”) to Charles E. Coppa (the “Holder”). Terms used in this Amendment without definition which are defined in the Promissory Note have the same meanings in this Amendment as in the Promissory Note unless otherwise provided herein.

WHEREAS, the Company has previously issued the Promissory Note to the Holder and amended the Promissory Note on April 27, 2012 and again on April 30, 2014;

WHEREAS, the Promissory Note shall remain in full force and effect with this Amendment No. 3; and

WHEREAS, the Company and the Holder now desire to further amend the Promissory Note;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which the Parties hereby acknowledge, the Company and the Holder, intending to be legally bound, hereby agree as follows:

1.	The first paragraph of the Promissory Note is hereby amended by:

(a)	deleting the reference to “the second anniversary of the Closing (as defined below)” therein and replacing it with “October 1, 2015”;

2.    The Holder waives any prior default under the Promissory Note.

3.    Except as otherwise amended by this Amendment, all other terms and conditions of the Promissory Note shall remain in full force and effect.

4.    This Amendment shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

AMERICAN POWER GROUP, INC.

By: /s/ Maury Needham
Maury Needham
Chairman

HOLDER:

/s/ Charles E. Coppa
Charles E. Coppa